UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2013

Internet Patents Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-26083 (Commission File Number)	94-3220749 (I.R.S. Employer Identification No.)

101 Parkshore Dr., Suite 100 Folsom, California 95630 (Address of principal executive offices including zip code)

(916) 932-2860 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.   SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

At the annual meeting of stockholders of Internet Patents Corporation, held on June 14, 2013, the following proposals were approved by the stockholders:

1.	Election of Directors. Stockholders elected James M. Corroon and Thomas W. Orr to serve as Class II directors for three year terms expiring at the Company’s 2016 annual meeting of stockholders.

Nominee	Votes For	Votes Withheld	Broker Non-Votes	% Votes For
James M. Corroon	4,364,156	7,405	1,719,387	56.30%
Thomas W. Orr	4,368,696	2,865	1,719,387	56.36%

2.	Advisory Vote on Executive Compensation. Stockholders approved, on an advisory, non-binding basis, a resolution approving the compensation of the Company’s named executive officers.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes	% Votes For
4,224,765	15,663	131,133	1,719,387	54.50%

3.	Advisory Vote on the Frequency of Stockholder Vote on Executive Compensation. Stockholders approved, on an advisory basis, holding an advisory vote on executive compensation annually.

Every Year	Every Two Years	Every Three Years	Abstain	Broker Non-Votes
4,333,655	2,955	34,618	333	1,719,387

4.

Ratification of Appointment of Independent Registered Public Accounting Firm. Stockholders ratified the appointment of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes	% Votes For
6,085,575	4,807	566	0	78.50%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTERNET PATENTS CORPORATION

Date: June 18, 2013	By:	/s/ L. Eric Loewe
Name: L. Eric Loewe
Title: Senior Vice President, General Counsel and Secretary

.